UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 17, 2025

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2025, Capital Southwest Corporation (the “Company”) entered into a Transition and Release Agreement with Bowen S. Diehl (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Diehl ceased to be an executive officer of the Company and a director of the Company’s board of directors (the “Board”) as of February 17, 2025. Pursuant to the terms of the Transition Agreement, Mr. Diehl will: (i) receive 12 months’ regular base salary of $625,000 paid in a lump sum within 30 days following the effective date of the Transition Agreement; (ii) receive payment of $375,000 in lieu of any bonus payment for the fiscal year ending March 31, 2025, that will be paid no later than the time other senior management employees participating in the Company’s bonus plan are paid any bonuses for the fiscal year ending March 31, 2025; (iii) be entitled to the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for a period of 12 months beginning on February 17, 2025; and (iv) be entitled to vesting in 107,324 shares of restricted stock previously issued under the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Plan and the Capital Southwest Corporation 2021 Employee Restricted Stock Plan (the “2021 Plan”). An additional 95,000 shares of restricted stock, reflecting the balance of Mr. Diehl’s previously issued restricted stock awards under the 2021 Plan will be forfeited in connection with his transition. The Transition Agreement also contains a release of any claims. Mr. Diehl also has agreed, for a period of 12 months beginning on February 17, 2025, to provide consulting services as requested by the Company on matters related to the business of the Company and its affiliates and related to his former duties and responsibilities for the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 17, 2025, Bowen S. Diehl notified the Board that he was stepping down as the President and Chief Executive Officer of the Company and as a director of the Board. As described in Item 1.01 of this Current Report on Form 8-K, as part of this transition, Mr. Diehl entered into the Transition Agreement. Mr. Diehl did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

On February 17, 2025, the Board appointed Michael S. Sarner, the Chief Financial Officer, Chief Compliance Officer and Secretary of the Company, to succeed Mr. Diehl as the President and Chief Executive Officer of the Company, effective immediately. In connection with the foregoing, on February 17, 2025, Mr. Sarner resigned from his positions of Chief Financial Officer, Chief Compliance Officer and Secretary of the Company, effective immediately. The Board also appointed Mr. Sarner to the Board to fill the vacancy on the Board created by Mr. Diehl’s transition, effective immediately, for a term expiring at the Company’s 2025 annual meeting of shareholders. There is no arrangement or understanding between Mr. Sarner and the Company and any other person or entity. There are no current or proposed transactions between the Company and Mr. Sarner or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

Michael Sarner, 52, joined the Company in 2015 and brings more than thirty years of financial, treasury and BDC experience to his new role. He has been instrumental in planning and executing on both the corporate and capitalization strategy for the Company, raising over $2 billion in both debt and equity. In addition to serving as Chief Financial Officer, Mr. Sarner also served as the Company’s Chief Compliance Officer and Secretary. Mr. Sarner also has served on the Investment Committee for the entirety of his time with the Company. Previously, he spent fifteen years at American Capital in a variety of financial roles, including Executive Vice President and Treasurer. Mr. Sarner received a Bachelor of Business Administration/Accounting degree from James Madison University and a M.B.A. in Finance from George Washington University's School of Business and Public Management.

On February 17, 2025, the Board also promoted Chris Rehberger, Executive Vice President of Finance and Treasurer of the Company, to the positions of Chief Financial Officer, Treasurer and Secretary of the Company,

effective immediately. There is no arrangement or understanding between Mr. Rehberger and the Company and any other person or entity. There are no current or proposed transactions between the Company and Mr. Rehberger or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Rehberger, 40, joined Capital Southwest in 2015 and has twenty years of experience in corporate finance roles within the BDC space. Mr. Rehberger spent ten years in corporate finance roles at American Capital working alongside Mr. Sarner. Mr. Rehberger earned a Bachelor’s in commerce with a concentration in finance from the McIntire School and a Master’s from the Darden School of Business, both from the University of Virginia.

Item 8.01 Other Events.

On February 17, 2025, the Board promoted Tabitha Geiger, Deputy Compliance Officer of the Company, to the position of Chief Compliance Officer of the Company, effective immediately. There is no arrangement or understanding between Ms. Geiger and the Company and any other person or entity. There are no current or proposed transactions between the Company and Ms. Geiger or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Geiger, 34, has almost a decade of experience. Previously, she spent eight years in compliance consulting with IQ-EQ (formerly Blue River Partners, LLC), where she was responsible for implementing and overseeing compliance programs for private equity, venture capital and hedge fund managers. Tabitha earned a B.S. in Agricultural Communications and Journalism from Texas A&M University and her J.D. from South Texas College of Law. Ms. Geiger is licensed to practice law in Texas.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Transition and Release Agreement, dated February 17, 2025, by and between Capital Southwest Corporation, and Bowen S. Diehl
99.1	Press Release Issued by Capital Southwest Corporation on February 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2025

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: President and Chief Executive Officer